Exhibit 99.2

Treace Medical Concepts to Acquire Technology

Enabling Patient Specific Instrumentation for Foot and Ankle Surgeries

PONTE VEDRA, Fla. – June 1, 2023—Treace Medical Concepts, Inc. (“Treace” or the “Company”) (NasdaqGS: TMCI), a medical technology company driving a fundamental shift in the surgical treatment of hallux valgus (commonly known as bunions), today announced that it has signed an asset purchase agreement to acquire certain assets of MIOS Marketing, LLC d/b/a RedPoint Medical3D (“RPM-3D”), a medical technology company offering pre-operative planning and patient-specific guides designed to deliver accurate surgical correction of deformities customized to the patient’s unique foot anatomy, for a purchase price of $20 million in an upfront cash payment, with up to $10 million in potential milestone payments.

Using patient CT scan data, RPM-3D applies innovative software technologies to develop a three-dimensional (3D) pre-operative plan for correcting the patient’s deformity and produce a 3D-printed, patient-specific cut guide designed to efficiently make accurate, corrective cuts. RPM-3D software and systems will be integrated with the Company’s instrumentation and implant systems in 2023, with commercial introduction of patient-specific products expected in the second half of 2024.

“We believe there are excellent synergies with RPM-3D’s FDA cleared technologies and our Lapiplasty® and Adductoplasty® procedures that strengthen our market leadership and accelerate our competitive differentiation, as we advance our mission to improve surgical outcomes for patients suffering from bunion and related midfoot deformities,” said John T. Treace, CEO, Founder and Board Member of Treace. “RPM-3D’s 22 patent applications further expand and reinforce our market leading global IP portfolio covering technologies for the correction of bunion and related deformities. In addition, the RPM-3D purchase builds upon our acceleration in R&D initiatives that we announced in early 2022. These targeted R&D efforts are delivering an expanding portfolio of unique, problem-solving technologies for our customers and marketed through our direct, bunion-focused sales force,” Mr. Treace concluded.

This announcement follows the Company’s recently launched Adductoplasty® Midfoot Correction System, SpeedRelease™ and TriTome™ Release Instruments, and S4A Anatomic Plating Kit; and its Micro-Lapiplasty™ Minimally Invasive System and SpeedPlate™ Rapid Compression Implant System, which are expected for full commercial release in late 2023.

For additional information on RPM-3D and this transaction, a presentation is available on the Events and Presentation section of the Company’s investor relations website at https://investors.treace.com/news-events/events-presentations.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements, including, but not limited to the Company’s expectations of synergies with RPM-3D’s technologies, the acceleration of its market leadership and differentiation in the years ahead, and plans for the development of technologies and introduction of products. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results and other events may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results or other events to differ materially from those contemplated in this press release can be found in the Risk Factors section of Treace’s public filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 8, 2023 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 9,

2023. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements speak only as of their date and, except to the extent required by law, the Company undertakes no obligation to update these statements, whether as a result of any new information, future developments or otherwise.

About Treace Medical Concepts

Treace Medical Concepts, Inc. is a medical technology company with the goal of advancing the standard of care for the surgical management of bunion and related midfoot deformities. Bunions are complex 3-dimensional deformities that originate from an unstable joint in the middle of the foot and affect approximately 65 million Americans, of which Treace estimates 1.1 million are annual surgical candidates. Treace has pioneered and patented the Lapiplasty® 3D Bunion Correction™ System – a combination of instruments, implants, and surgical methods designed to surgically correct all 3 planes of the bunion deformity and secure the unstable joint, addressing the root cause of the bunion and helping patients get back to their active lifestyles. Treace expanded its offering with the Adductoplasty® Midfoot Correction System, designed for reproducible surgical correction of the midfoot to provide further support to hallux valgus patients. For more information, please visit www.treace.com.

Contacts:

Treace Medical Concepts

Mark L. Hair

Chief Financial Officer

mhair@treace.net

(904) 373-5940

Investors:

Gilmartin Group

Lynn Lewis or Vivian Cervantes

IR@treace.net